EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated August 28, 2007, in Amendment No. 1 to the Registration Statement (File No. 333-145172) and related prospectus of Advisor's Disciplined Trust 177.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
August 28, 2007